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Exhibit 11.1 Statement re Computation of Per Share Earnings

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
                                                                   Three Months Ended         Nine Months Ended
                                                                      September 30,             September 30,
                                                                 ---------------------      ------------------------
                                                                   1997        1996            1997         1996
                                                                 ----------  ----------   ----------    ----------
PRO-FORMA:
Weighted average number of common and common   equivalent
 shares outstanding:
Common stock                                                                  6,707,136                  6,788,910
Assumed conversion of preferred stock                                         5,247,324                  5,247,324
Common equivalent shares resulting from stock options   and
 warrants (treasury stock method)                                             1,978,263                  1,715,846
                                                                            -----------                -----------
Total                                                                        13,932,723                 13,752,080
                                                                            ===========                ===========

Net income applicable to common stock                                       $   353,506                $   656,006
                                                                            ===========                ===========

Pro-forma income per common share                                           $      0.03                $      0.05
                                                                            ===========                ===========

PRIMARY:
Weighted average number of common and common   equivalent
 shares outstanding:
Common stock                                                   14,698,003     6,485,436   14,646,282     6,441,486
Common equivalent shares resulting from stock options and
 warrants (treasury stock method)                               1,948,995     2,335,019    1,801,798     2,082,007
                                                               ----------   -----------  -----------    ----------
Total                                                          16,646,998     8,820,455   16,448,080     8,523,493
                                                               ==========   ===========  ===========    ==========

Net income                                                    $   927,215   $   353,506  $ 3,593,165    $  656,006
Dividends accreted on preferred stock                                  --       (45,636)          --      (136,908)
                                                               ----------   -----------  -----------    ----------
Net income applicable to common stock                         $   927,215   $   307,870  $ 3,593,165    $  519,098
                                                               ==========   ===========  ===========    ==========
Primary income per common share                               $      0.06   $      0.03  $      0.22    $     0.06
                                                               ==========   ===========  ===========    ==========

FULLY DILUTED:
Weighted average number of common and common equivalent
 shares outstanding:
Common stock                                                   14,698,003     6,310,525   14,646,282     6,383,182
Assumed conversion of preferred stock                                  --     5,247,324           --     4,558,435
Common equivalent shares resulting from stock options and
 warrants (treasury stock method)                               2,081,708     2,399,242    2,108,143     2,399,242
                                                               ----------   -----------  -----------    ----------
Total                                                          16,779,771    13,957,091   16,754,425    13,340,859
                                                               ==========   ===========  ===========    ==========
Net income applicable to common stock                          $  927,215    $  353,506  $ 3,593,165    $  656,006
                                                               ==========   ===========  ===========    ==========
Fully diluted income per common share                          $     0.06    $     0.03  $      0.22    $     0.05
                                                               ==========   ===========  ===========    ==========
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